BRUDERER

April 8, 2015

Diamond Technologies Enterprises, Inc.
37 West 47th Street
Suite 1301
New York, New York
10036

Reference: Evaluation of High Pressure High Temperature Machine

Per your request I visited your facility located at 250 Port Street, Newark, NJ 07114 on Wednesday April 1, 2015 to evaluate the High Pressure High Temperature (HPHT) Machine.

Objective

1. Evaluate the machine to confirm the design and construction has the required elements to generate high pressure and high temperature required for the stated process.
2. Observe the machine in operation and confirm it is operational
3. Demonstration of the machine processing stones and cycle time.
4. Confirm the requirements for operation and required operators.

Observations

1. Machine Design and Construction



a. The machine consists of the following;
   i. I-Beam welded base for machine support and stability.
   ii. Cast frame with upper and lower platen. Frame uprights of adequate cross section for handling substantial force between upper and lower platen.
   iii. Lower table with dual lift cylinders for position tooling plates against upper platen.
   iv. High pressure generating hydraulic cylinder with large ratio between cylinder bore and piston which by design will generate substantial force at the piston with relatively low pressure at the cylinder.
   v. Rotary index table with six (6) positions for accepting tooling assemblies.
   vi. Hydraulic supply with solenoid valves for controlling and operating the lower table, high pressure cylinder, and rotary table.
   vii. Transformer mounted on press frame for providing the low voltage – high current for generating the required electric heating within the tooling.
   viii. Control panel with relays and sequencer for setting and control machine cycle.
   ix. Power supply for transforming factory voltage to required machine voltage.
   x. Water cooling system for maintaining proper temperature within tooling receivers during machine cycle.

2. Machine Operation

   a. The following machine functions where demonstrated in operation
      i. Lower Table Lift System
      ii. Rotary Table
      iii. Hydraulic System
      iv. High Pressure Cylinder
      v. Cooling System
      vi. Control System
   b. The machine operation sequence was demonstrated as follows;
      i. Operator prepares tooling assemblies for processing consisting of the following;
         1. Upper and lower tooling plate
         2. Ceramic holder
         3. Graphite plugs (x2)
         4. Graphite powder
         5. Ceramic powder
         6. Stones to be processed
      ii. Operator loads prepared tooling plates into rotary table.
      iii. Operator starts machine sequence at control panel

BRUDERER

1. Lower table raises bringing tooling plates to upper platen and high pressure cylinder is activated.
2. Heating current is applied for required time
3. High pressure and electric current are turned off
4. Lower table is retracted
5. Rotary table indexes next tooling assembly into position
6. Sequence is automatically restarted from step 1.

3. Demonstration of the Process

   a. Thirteen (13) tooling assemblies with various quantities of stones were prepared for processing.
   b. The operator loaded six (6) of the fixtures into the rotary table and staged the remaining seven (7) for processing next to the machine.
   c. The operator initiated the machine cycle at the control panel.
   d. Cycle times observed as follows in seconds (using electronic stop watch);

Step	1	2	3	4	5	6	7
Raise Table / High Pressure	30	30	30	24	25	32	30
Heat Cycle (1)	107	106	Fail (2)	107	121	105	106
High Pressure Off / Lower Table	36	30		30	30	38	37
Rotate Table	2	2		2	2	2	2
Total Cycle Time (sec) (3)	175	168	30	163	178	177	175

Step	8	9	10	11	12	13
Raise Table / High Pressure	30	32	33	32	33	33
Heat Cycle (1)	105	105	105	104	Fail (1)	105
High Pressure Off / Lower Table	37	36	36	36		35
Rotate Table	2	2	2	2		2
Total Cycle Time (3)	174	175	176	174	33	175

(1) The average High Pressure High Temperature cycle time is 106.7 seconds.

(2) The heat cycle failed due to pressure blow-out between the tooling plates. Cycle had to be restarted.

(3) At the completion of each cycle the operator would unload the processed tooling assembly and load a prepared tooling assembly.

BRUDERER

4. Requirement for Operation and Operators

   a. During the demonstration one operator prepared the tooling assemblies with the required components (see 2.b.i). The time required for this is dependent on the skill of the operator and the number of stones to be processed.
   b. One operator was able to comfortably operate the machine, unload processed tooling assemblies and load prepared tooling assemblies

Summary

1. The HPHT Machine consists of the necessary machine elements to generate high pressure and high temperature and operate in automatic cycle.
2. The machine was demonstrated to be fully functional without outside operator intervention.
3. The machine operated in full automatic cycle and did not stop due to machine faults. Two (2) processing failures where observed which appear to be related to how the tooling assemblies were prepared. The average overall cycle time is 181.4 seconds with an average High Pressure High Temperature cycle time of 106.7 seconds.
4. The machine was successfully operator by one operator.

Report Completed by:

4-8-2015

Date

Sean H. Tucker
Chief Engineer
Bruderer Machinery, Inc.
1200 Hendricks Causeway
Ridgefield, New Jersey 07657